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                                                                FMC Corporation
                                                                Quarterly Report
                                                                on Form 10-Q for
                                                                March 31, 2000


Exhibit 15    Letter re: Unaudited Interim Financial Information
              --------------------------------------------------



FMC Corporation
Chicago, Illinois


Ladies and Gentlemen:

Re: Registration Statements No. 33-10661, No. 33-7749, No. 33-41745, No. 33-
48984, No. 333-18383, No. 333-24039, No. 333-62683 and No. 333-69805 on Form S-8
and Registration Statement No. 33-59543 on Form S-3.

With respect to the subject registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated April 19, 2000 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



Very truly yours,



KPMG LLP

Chicago, Illinois
May 10, 2000